Exhibit 4.14

RAYTHEON COMPANY

7.00% Trust Preferred Security of RC Trust I

REMARKETING AGREEMENT

Dated as of February 9, 2004

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

UBS Securities LLC

Credit Lyonnais Securities (USA) Inc.

Lazard Frères & Co. LLC

The Royal Bank of Scotland plc

c/o Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, NY 10013

Ladies and Gentlemen:

The several remarketing agents named in Schedule I hereto (each, a “Remarketing Agent”, and collectively, the “Remarketing Agents”), for whom Citigroup Global Markets Inc. (the “Representative”), is acting as representative, are undertaking to remarket the 7.00% Trust Preferred Securities, stated liquidation amount $50 per Trust Preferred Security (the “Trust Preferred Securities”), issued by RC Trust I, a statutory trust created under Delaware law (the “Trust”), pursuant to the Purchase Contract Agreement dated as of May 9, 2001 (the “Purchase Contract Agreement”) between Raytheon Company, a Delaware corporation (the “Company”), and The Bank of New York, as purchase contract agent (the “Purchase Contract Agent”) and attorney-in-fact for holders of Units (as defined below).

The Trust Preferred Securities have been issued pursuant to and are governed by, the Amended and Restated Declaration of Trust dated as of May 9, 2001 (the “Declaration”), among the Company, as the sponsor, The Bank of New York, as property trustee (the “Property Trustee”), The Bank of New York (Delaware), as the Delaware Trustee (the “Delaware Trustee”), the regular trustees named therein (the “Regular Trustees”), and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust. Each Trust Preferred Security was issued as part of an equity security unit of the Company (the “Unit”) that initially also included a contract (a “Purchase Contract”) under which the holder agreed to purchase from the Company, and the Company agreed to sell to the holders, on May 15, 2004, a number of shares (the “Issuable Common Stock”) of common stock, par value $0.01 per share, of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement) as set forth in the Purchase Contract Agreement.

In accordance with the terms of the Purchase Contract Agreement, the Trust Preferred Securities constituting a part of the Units have been pledged by the Purchase Contract Agent to J.P. Morgan Trust Company, N.A. (successor in interest to Bank One Trust Company, N.A.), as collateral agent (the “Collateral Agent”), pursuant to the Pledge Agreement, dated as of May 9, 2001 (the “Pledge Agreement”), among the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, to secure the holders’ obligation to purchase Common Stock under the Purchase Contracts. Payments on the Trust Preferred Securities are guaranteed (the “Guarantee”) by the Company on an unsecured and subordinated basis, pursuant to the Guarantee Agreement dated as of May 9, 2001 (the “Guarantee Agreement”) between the Company and The Bank of New York, as guarantee trustee (the “Guarantee Trustee”).

The Trust Preferred Securities and the common securities of the Trust (the “Common Securities” and together with the Trust Preferred Securities, the “Trust Securities”) have been issued by the Trust in exchange for the 7.00% Notes due May 15, 2006 of the Company (the “Notes”) issued by the Company pursuant to an Indenture dated as of July 3, 1995 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 2, 2000, and as supplemented by a Second Supplemental Indenture dated as of May 9, 2001 (“Supplemental Indenture No. 1,” and “Supplemental Indenture No. 2,” respectively, and, together with the Base Indenture and all other amendments and supplements thereto in effect on the date hereof, the “Indenture”), in each case, between the Company and The Bank of New York, as indenture trustee (the “Indenture Trustee”).

Capitalized terms that are used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement.

Section 1. Appointment and Obligations of the Remarketing Agents. (a) Pursuant to Section 5.2(b)(i) of the Purchase Contract Agreement, the Purchase Contract Agent, in consultation with, and with the approval of, the Company, and as attorney-in-fact for the holders of the Units, hereby appoints the several remarketing agents named in Schedule I hereto as Remarketing Agents and Citigroup Global Markets Inc. as Representative of the Remarketing Agents. The Representative, on behalf of the Remarketing Agents, hereby accepts such appointment for the benefit of holders of the Trust Preferred Securities to be remarketed and for the purpose of (i) the remarketing (“Remarketing”) of the Remarketed Trust Preferred Securities (as defined below) pursuant to the remarketing procedures, as set forth in the Purchase Contract Agreement, the Pledge Agreement and the Declaration, as the case may be (such procedures, the “Remarketing Procedures”), on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agents in the Remarketing Procedures and the Declaration, all in accordance with and pursuant to the Remarketing Procedures and the Declaration.

(b) The Remarketing Agents agree to use commercially reasonable best efforts to remarket the Remarketed Trust Preferred Securities in the Remarketing, and the Representative agrees (i) to notify the Company, the Trust, the Depositary and the Indenture Trustee promptly of the Reset Rate (as defined in the Declaration) in accordance with the Declaration and (ii) to establish the Reset Rate and carry out such other duties as are assigned to the Representative in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures and the Declaration.

(c) On the third Business Day immediately preceding February 15, 2004 (the “Remarketing Date”), the Remarketing Agents shall use commercially reasonable best efforts to remarket, at a price equal to at least 100.25% of the Remarketing Value, Trust Preferred Securities subject to the Remarketing as notified to the Representative by the Purchase Contract Agent and the Custodial Agent, on or prior to the first Business Day prior to the Remarketing Date (the “Remarketed Trust Preferred Securities”).

(d) If, as a result of the efforts described in Section 1(c), the Representative determines that the Remarketing Agents will be able to remarket all Remarketed Trust Preferred Securities for purchase at a price of 100.25% of the Remarketing Value prior to 4:00 P.M., New York City time, on the Remarketing Date, the Representative shall (i) determine the Reset Rate that will enable the Remarketing Agents to remarket all Remarketed Trust Preferred Securities, but in no event will the Reset Rate be lower than 7.00%, and (ii) purchase, for settlement no later than the third Business Day following the Remarketing Date, the Agent-purchased Treasury Consideration (as defined in the Purchase Contract Agreement).

(e) If, notwithstanding the efforts described in Section 1(c), the Representative, in consultation with the Company, determines that the Remarketing Agents cannot remarket the Remarketed Trust Preferred Securities on the Remarketing Date, the Representative will, in consultation with the Company, direct the Remarketing Agents to continue to attempt to remarket the Remarketed Trust Preferred Securities on one or more occasions until the Stock Purchase Date (as defined in the Purchase Contract Agreement) in accordance with the Remarketing Procedures (each such remarketing, the “Subsequent Remarketing”), provided that (i) the notice of any Subsequent Remarketing cannot be given until the Failed Remarketing notice has been published in accordance with the Remarketing Procedures in respect of any immediately preceding Failed Remarketing, (ii) a new notice to holders of Normal Units and holders of Separate Trust Preferred Securities shall have been delivered in accordance with Section 5.2(b)(i) of the Purchase Contract Agreement at least five business days prior to any Subsequent Remarketing and (iii) the Remarketing Date in respect of any Subsequent Remarketing must fall no later than on the Business Day (as defined in the Purchase Contract Agreement) immediately preceding the Stock Purchase Date (as defined in the Purchase Contract Agreement).

(f) If, by 4:00 P.M., New York City time, on the Remarketing Date (including a Remarketing Date of any Subsequent Remarketing), the Representative, in consultation with the Company, determines that the Remarketing Agents are unable to remarket all the Remarketed Trust Preferred Securities, a failed Remarketing (“Failed Remarketing”) shall be deemed to have occurred, and the Representative shall, on such date, so advise by telephone (and promptly confirm in writing) the Purchase Contract Agent, the Indenture Trustee, the Company, the Trust, the Collateral Agent and the Property Trustee.

(g) On the third Business Day following any Failed Remarketing, the Representative shall, to the extent it has received any Remarketed Trust Preferred Securities from the Collateral Agent or the Custodial Agent, remit (i) to the Collateral Agent the Remarketed Trust Preferred Securities comprised of the Pledged Trust Preferred Securities, and (ii) to the Custodial Agent the balance of the Remarketed Trust Preferred Securities.

(h) By approximately 4:30 P.M., New York City time, on the Remarketing Date (or any Subsequent Remarketing Date), provided that there has not been a Failed Remarketing, the Representative shall advise, by telephone (i) the Company, the Trust, the Purchase Contract Agent, the Depositary and the Indenture Trustee of the Reset Rate determined in the Remarketing and the number of Remarketed Trust Preferred Securities remarketed in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) purchasing Remarketed Trust Preferred Securities sold in the Remarketing of the Reset Rate and the number of Remarketed Trust Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on or prior to the third Business Day after the Remarketing Date in same day funds against delivery of the Remarketed Trust Preferred Securities purchased through the facilities of the Depositary.

(i) In accordance with the Depositary’s normal procedures, on the Remarketing Date (or any Subsequent Remarketing Date), the transactions described above with respect to each Remarketed Trust Preferred Security shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited, respectively, and such Trust Preferred Securities delivered by book-entry as necessary to effect purchases and remarketings of such Trust Preferred Securities.

(j) On the Remarketing Date (or any Subsequent Remarketing Date), the tender and settlement procedures set forth in this Section 1, including provisions for payment by purchasers of the Trust Preferred Securities in the Remarketing, shall, in consultation with the Company, be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Trust Preferred Securities at the time of the Remarketing, to facilitate the tendering and remarketing of the Trust Preferred Securities in certificated form. In addition, the Representative, in consultation with the Company, may modify the settlement procedures set forth herein in order to facilitate the settlement process.

(k) On the Remarketing Closing Date, in the event of a successful Remarketing, the Representative shall remit to the Collateral Agent for deposit to the Collateral Account through the Purchase Contract Agent the Agent-purchased Treasury Consideration.

(l) On the Remarketing Closing Date, in the event of a successful Remarketing, the Representative shall retain as a remarketing fee for itself and the other Remarketing Agents an amount not exceeding 25 basis points (0.25%) of the total proceeds from the sale of the Remarketed Trust Preferred Securities and each Remarketing Agent shall be entitled to the portion of the remarketing fees set forth in Schedule I hereto. The Representative shall use the portion of the proceeds attributable to the Trust Preferred Securities that were components of Equity Security Units to purchase (in open market or at treasury auction, in its discretion) the amount and types of U.S. Treasury securities set forth in clauses (A) and (B) of the definition of “Remarketing Value” in the Declaration and shall deliver such securities through the Purchase Contract Agent to the Collateral Agent for deposit to the Collateral Account to secure the obligations under the related purchase contracts of the Holders of Equity Security Units whose Trust Preferred Securities were included in the Remarketing. The Representative shall remit the portion of the proceeds (less the remarketing fees) pro rata to the original amount attributable to the Remarketed Trust Preferred Securities that were not components of Equity Security Units to the holders of such Trust Preferred Securities. No later than the third Business Day following the Remarketing Date, the Representative shall remit the remaining balance of the proceeds, if any, to the Purchase Contract Agent for the benefit of the Holders of Equity Security Units participating in the Remarketing.

(m) Terms of the Remarketing of the Trust Preferred Securities are also set forth in the Purchase Contract Agreement, the Pledge Agreement and the Declaration.

Section 2. Delivery and Payment. In the event of a successful Remarketing, delivery and payment for the Remarketed Trust Preferred Securities, and purchase and delivery of the Agent-purchased Consideration will occur no later than the third Business Day following the Remarketing Date (such date, the “Remarketing Closing Date”).

Section 3. Representations, Warranties and Agreements of the Company. The Company hereby represents, warrants and agrees as to itself and as to the Trust that on and as of the Remarketing Date as follows:

(a) A registration statement (File Nos. 333-82529 and 333-58474), as amended by Post-Effective Amendment No. 3, Post-Effective Amendment No. 2 and Post-Effective Amendment No. 1 to registration statement No. 333-82529 and Post-Effective Amendment No. 2 and Post-Effective Amendment No. 1 to registration statement No. 333-58474, of the Company and the Trust (collectively, the “Registration Statement”), including a prospectus (the “Base Prospectus”), relating to the Remarketing and the Remarketed Trust Preferred Securities, the Notes and the Guarantee (collectively, the “Securities”) has been filed under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) and has become effective. The preliminary prospectus supplement, dated as of February 5, 2004, which forms a part of the Registration Statement as first filed pursuant to Rule 424(b) of the Securities Act is referred to herein as the “Preliminary Prospectus Supplement,” and the final prospectus supplement, dated as of February 11, 2004, which forms a part of the Registration Statement as first filed pursuant to Rule 424(b) of the Securities Act is referred to herein as the “Final Prospectus Supplement”. Unless the context otherwise requires, following a voluntary or involuntary dissolution, all references herein to the Trust Preferred Securities, shall be deemed to refer to the Notes.

(b) On the effective date of the Registration Statement, the Registration Statement, including documents incorporated by reference therein at such time, if applicable, conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (“Trust Indenture Act”), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof, the Registration Statement, any Preliminary Prospectus Supplement (including any Remarketing Materials) and the Final Prospectus Supplement (including any Remarketing Materials) will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by the Representative, on behalf of the Remarketing Agents, if any, specifically for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act.

Reference made herein to the Base Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any other information furnished by the Company to the Remarketing Agents for distribution to investors in connection with the Remarketing (the “Remarketing Materials”) shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus Supplement or the Final Prospectus Supplement incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company or the Trust filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date and time that the Registration Statement, or any post-effective amendment, declared effective by the Commission, that is incorporated by reference in the Registration Statement.

(c) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission; and no order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus Supplement has been issued by the Commission.

(d) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Statutory Trust Act of the State of Delaware (the “Delaware Trust Act”) with the trust power and authority to own property and conduct its business as described in the Base Prospectus and the Final Prospectus Supplement; the Trust is not a party to or bound by any agreement or instrument and is not be a party to or bound by any agreement or instrument other than the Purchase Contract Agreement, the Declaration, the Pledge Agreement and this Agreement (the “Trust Agreements”) and the other agreements entered into in connection with the transactions contemplated hereby; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration as described in the Final Prospectus Supplement; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(e) Each of the Securities and the Trust Agreements, the Guarantee Agreement, the Indenture (the “Transaction Agreements”) and the Remarketing Agreement has been duly authorized by the Company and the Trust, as the case may be, and conforms to the description thereof contained in the Base Prospectus and the Final Prospectus Supplement.

(f) There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the Securities pursuant to the Company’s Certificate of Incorporation or by-laws, the Declaration or any agreement or instrument, except as such preemptive or other rights and/or restrictions are expected with respect to the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement and the Declaration.

(g) The Notes have been duly executed, authenticated, issued and delivered as contemplated by the Indenture against payment of the agreed consideration therefor, have been duly and validly issued and outstanding, and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(h) The Guarantee Agreement has been duly executed, authenticated, issued and delivered and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(i) The Trust Securities have been validly issued, are fully paid and, in the case of the Trust Preferred Securities, non-assessable, and conform to the descriptions contained in the Base Prospectus and the Final Prospectus Supplement.

(j) Each of the Transaction Agreements has been duly authorized by the Company and has been duly executed by the proper officers of the Company and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(k) The Remarketing Agreement has been duly authorized by the Company and has been duly executed by the proper officers of the Company and delivered by the Company.

(l) The Remarketing, the execution, delivery and performance of the Transaction Agreements and the Remarketing Agreement, the issuance and sale or exchange, as the case may be, of the Securities and the consummation by the Company and the Trust, as the case may be, of the transactions contemplated hereby and thereby (collectively, the “Transactions”) has not or will not, as the case may be, (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its subsidiaries or the Trust is a party or by which the Company, any of its subsidiaries or the Trust is bound or to which any of the properties or assets of the Company, any of its subsidiaries or the Trust is subject, which would cause a material adverse change in the financial position, shareholders’ equity or results of operations of the Company, (2) result in any violation of the provisions of the charter or by-laws (or equivalent organizational documents) of the Company, any of its subsidiaries or the Trust or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the

Company, any of its subsidiaries, the Trust or any of their respective properties or assets, which would cause a material adverse change in the financial position, shareholders’ equity or results of operations of the Company, and (4) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transaction Agreements, the Remarketing Agreement or the issuance and sale or exchange of the Securities, as the case may be, except for (a) the registration under the Securities Act of the Securities, (b) the qualification of the Indenture, the Guarantee Agreement and the Declaration under the Trust Indenture Act, and (c) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Remarketing.

Section 4. Fees and Expenses. The Company covenants and agrees with the Remarketing Agents that the Company will pay or cause to be paid the following: (i) the reasonable costs incident to the preparation of the Registration Statement and the Preliminary Prospectus Supplement, and the preparation and printing of the Final Prospectus Supplement and any Remarketing Materials and any amendments or supplements thereto; (ii) the reasonable costs of distributing the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement and any Remarketing Materials and any amendments or supplements thereto; (iii) any reasonable fees and expenses of qualifying the Remarketed Trust Preferred Securities under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky memorandum (including related reasonable fees and expenses of counsel to the Remarketing Agents); (iv) the reasonable fees and expenses of counsel to the Remarketing Agents that shall have been incurred by them in connection with the Remarketing; and (v) all other reasonable costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder.

Section 5. Further Agreements of the Company. The Company agrees to use its reasonable best efforts:

(a) To prepare the Registration Statement (including the Base Prospectus), the Preliminary Prospectus Supplement or the Final Prospectus Supplement, in a form reasonably approved by the Representative, in connection with the Remarketing, and to file any such Final Prospectus Supplement pursuant to the Securities Act within the period required by the Securities Act; prior to the termination of the Remarketing, to make no further amendment or any supplement to the Registration Statement, the Preliminary Prospectus Supplement, Final Prospectus Supplement or the Remarketing Materials which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus Supplement or the Final Prospectus Supplement or any amended Final Prospectus Supplement has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of Remarketed Trust Preferred Securities; to advise the Representative, on behalf of the Remarketing Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus Supplement or the Remarketing Materials, of the suspension of the qualification of the Remarketed Trust Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Remarketing Materials or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement, any Final Prospectus Supplement or the Remarketing Materials or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

(b) To furnish promptly to the Representative and to counsel for the Remarketing Agents a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) Prior to 10:00 a.m. New York City time, on the New York Business Day (as defined in the Purchase Contract Agreement) next succeeding the date of this Agreement and from time to time, to deliver promptly to the Representative in New York City such number of the following documents as the Representative shall request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Preliminary Prospectus Supplement, the Final Prospectus Supplement and any amended or supplemented Preliminary Prospectus Supplement or Final Prospectus Supplement and (iii) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Preliminary Prospectus Supplement or Final Prospectus Supplement or the Remarketing Materials as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus Supplement or the Remarketing Materials, as applicable, is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Preliminary Prospectus Supplement or Final Prospectus Supplement and the Remarketing Materials or to file under the Exchange Act any document incorporated by reference in the Final Prospectus Supplement in order to comply with the Securities Act or the Exchange Act, to notify the Representative, on behalf of the Remarketing Agents, and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agents and to any dealer in Securities as many copies as the Representative, on behalf of the

Remarketing Agents, may from time to time request of an amended or supplemented Final Prospectus Supplement which will correct such statement or omission or effect such compliance.

(d) For so long as the delivery of a prospectus is required in connection with the offering or sale of Remarketed Trust Preferred Securities, prior to the resignation or removal of the Representative pursuant to Section 8 herein, to file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus Supplement, or the Final Prospectus Supplement or any supplement to the Preliminary Prospectus Supplement or Final Prospectus Supplement that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Preliminary Prospectus Supplement or Final Prospectus Supplement or any document incorporated by reference in the Final Prospectus Supplement or (ii) any Preliminary Prospectus Supplement or Final Prospectus Supplement pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Representative, on behalf of the Remarketing Agents, and counsel for the Remarketing Agents; and not to file any such amendment or supplement which shall be reasonably disapproved by the Representative promptly by reasonable notice.

(f) To make generally available to securityholders of the Company and of the Trust and to deliver to the Representative, on behalf of the Remarketing Agents, as soon as practicable, but in any event not later than eighteen months after the effective date of the post-effective amendment to the Registration Statement (as defined in Rule 158(c) under the Securities Act) dated January 23, 2004, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

(g) Promptly from time to time to take such action as the Representative, on behalf of the Remarketing Agents, may reasonably request to qualify the Remarketed Trust Preferred Securities and the obligations of the Company under the Notes and the Guarantee for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Trust Preferred Securities; provided that in connection therewith, neither the Company nor the Trust shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

Section 6. Conditions to the Remarketing Agents’ Obligations. The obligations of the Remarketing Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions. The following conditions shall be satisfied by either 9:00 a.m., New York

City Time, on the Remarketing Date or by 9:00 a.m., New York City Time, on the Remarketing Closing Date, as the case may be. The Representative may in its sole discretion waive on behalf of the Remarketing Agents compliance with any conditions to their obligations hereunder. Any documents to be delivered to the Remarketing Agents pursuant to this Section 6 shall be delivered to the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019.

(a) PricewaterhouseCoopers LLP, the independent auditors, or another independent accounting firm with nationally recognized reputation, that have audited the consolidated financial statements of the Company, shall have furnished to the Remarketing Agents a letter or letters on the Remarketing Date and on the Remarketing Closing Date, dated the respective dates of delivery thereof and addressed to the Remarketing Agents, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Final Prospectus Supplement and in the Remarketing Materials.

(b) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the trustees of the Trust, shall be contemplated by the Commission.

(c) Subsequent to the Remarketing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, the Trust or its subsidiaries which, in the judgment of the Representative, materially impairs the investment quality of the Trust Securities, the Notes or the Guarantee; (ii) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iii) trading of any securities of the Company or the Trust shall not have been suspended on any exchange or in any over-the-counter market; (iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; (v) no banking moratorium shall have been declared by Federal or New York authorities; and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical to proceed with completion of the Remarketing.

(d) The Remarketing Agents shall have received a certificate, dated the Remarketing Closing Date, of any vice-president and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Remarketing Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Final Prospectus Supplement, there has been no material adverse change in the business, financial position or results of operations of the Company and its subsidiaries except as set forth or contemplated by the Final Prospectus Supplement or as described in such certificate.

(e) Jay B. Stephens, Senior Vice President and General Counsel of the Company, shall have furnished to the Remarketing Agents his written opinion, dated the Remarketing Closing Date and addressed to the Remarketing Agents, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Base Prospectus and the Final Prospectus Supplement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

(ii) The Notes have been duly authorized, executed and delivered by the Company and (assuming due authentication by the Indenture Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and are enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iii) The Trust Preferred Securities have been duly authorized, executed and delivered by the Company and (assuming due authentication by the Property Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Declaration and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iv) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and (assuming due authentication by the Guarantee Trustee) constitutes valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(v) The execution, delivery and performance of the Transaction Agreements and the Remarketing Agreement and the sale of the Securities and compliance with the terms and provisions thereof did not and will not, as the case may be, result in a breach or violation of any of the terms and provisions of or constitute a default under (a) any order known to such counsel of any governmental agency having jurisdiction over the Company or any of its properties or any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, which would cause a material adverse change in the financial position, shareholders’ equity or results of operations of the Company or affect the validity of the Securities or the legal authority of the Company to comply with the terms of the Securities, the Transaction Agreements or the Remarketing Agreement or (b) the Certificate of Incorporation or by-laws of the Company, and the Company has full power and authority to authorize and cause the Trust Preferred Securities to be Remarketed as contemplated by this Agreement.

(vi) Each of the Transaction Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(vii) The Remarketing Agreement has been duly authorized, executed and delivered by the Company.

(viii) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the transactions contemplated by the Remarketing Agreement, except such as may be required under the Securities Act and state securities or Blue Sky laws.

(ix) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities issuable pursuant to the Company’s Certificate of Incorporation or by-laws or any agreement or other instrument known to such counsel, except as such preemptive or other rights and/or restrictions are expected with respect to the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement and the Declaration of Trust.

In addition, Mr. Stephens shall state that he or others working under his supervision have participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent public accountants for the Company, and the Remarketing Agents and their counsel, at which the contents of the Registration Statement and Final Prospectus Supplement and related matters were discussed and, although, except as otherwise set forth in paragraph (i) above, he is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus Supplement, on the basis of the foregoing and on his ongoing representation of the Company, no facts have come to his attention that leads him to believe that (i) such Registration Statement, at the time such Registration Statement became effective and as of the Remarketing Closing Date, or any amendment or supplement to the Registration Statement or the Final Prospectus Supplement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Final Prospectus Supplement, as of its date and Remarketing Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except that he need express no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Final Prospectus Supplement or with respect to the Form T-1.

(f) Davis Polk & Wardwell, special counsel to the Company, who may rely as to the approval or consent of non-Federal governmental authorities upon the opinion of Jay B. Stephens, Esq. referred to above, shall have furnished to the Remarketing Agents their written opinion, dated the Remarketing Closing Date and addressed to the Remarketing Agents, in form and substance reasonably satisfactory to Representative, to the effect that:

(i) Each of the Securities, the Transaction Agreements and the Remarketing Agreement conform or will conform in all material respects to the descriptions thereof contained in the Base Prospectus and the Final Prospectus Supplement.

(ii) Based upon current law, the assumptions and facts stated or referred to in the Final Prospectus Supplement (including under the caption “U.S.

Federal Income Tax Consequences”) and certain representations the Representative and Raytheon Company have provided to such firm and subject to the qualifications and limitations set forth in the Final Prospectus Supplement (including under the caption “Material U.S. Federal Income Tax Consequences”), the statements set forth in the Final Prospectus Supplement under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of United States federal income tax laws and regulations or legal conclusions with respect thereto (but not insofar as they relate to expectations, intentions or determinations), are accurate and fairly summarize in all material respects the United States Federal tax laws referred to therein.

(iii) The Second Supplemental Indenture, the Declaration and the Guarantee Agreement have been duly qualified under the Trust Indenture Act.

(iv) The Registration Statement has become effective under the Securities Act, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

(v) Such counsel does not know of any legal or governmental proceedings required to be described in the Final Prospectus Supplement which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Final Prospectus Supplement or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(vi) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the transactions contemplated by the Remarketing Agreement, except such as may be required under the Securities Act and state securities Blue Sky Laws.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Remarketing Agents and their counsel, at which the contents of the Registration Statement and Final Prospectus Supplement and related matters were discussed and, although, except as otherwise set forth in paragraphs (i) and (ii) above, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus Supplement, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, relating to the Trust Securities, at the time the post-effective amendment became effective on January 26, 2004 and the Final Prospectus Supplement, as of its date (but excluding documents incorporated by reference and the financial statements and schedules and other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion) do not comply as to form in all material respects with the Securities Act and the rules and regulation of the Commission thereunder, (ii) the Registration Statement (but excluding documents incorporated by reference and the financial statements and schedules and other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) that the Final Prospectus Supplement (but excluding documents incorporated by reference and the financial statements and schedules and other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), as of its date and the Remarketing Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to documents incorporated and the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Final Prospectus Supplement or with respect to the Form T-1. In stating the foregoing beliefs, such counsel is not passing upon the adequacy or accuracy of the derivation or compilation of any statistical data.

(g) Richards, Layton & Finger, P.A. shall have furnished to the Remarketing Agents its written opinion, as special Delaware counsel to the Company and the Trust, dated the Remarketing Closing Date and addressed to the Remarketing Agents, in form and substance satisfactory to the Representative, to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Trust Act. Under the Delaware Trust Act and the Declaration, the Trust has the trust power and authority to own property and to conduct its business as described in the Base Prospectus and the Final Prospectus Supplement and to enter into and perform its obligations under the Trust Securities.

(ii) The Common Securities have been duly authorized by the Declaration and are fully paid undivided beneficial interests in the assets of the Trust (such counsel may note that the holders of Common Securities will be subject to the withholding provisions of the Declaration, will be required to make payment or provide indemnity or security as set forth in the Declaration and will be liable for the debts and obligations of the Trust to the extent provided in the Declaration); under the Delaware Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive rights.

(iii) The Trust Preferred Securities have been duly authorized by the Declaration and have been validly issued and (subject to the terms in this paragraph) are fully paid and are non-assessable undivided beneficial interests in the assets of the Trust, the holders of the Trust Preferred Securities are entitled to the benefits of the Declaration (subject to the limitations set forth in clause (v) below) and will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Trust Preferred Securities will be subject to the withholding provisions of the Declaration and will be required to make payment or provide indemnity or security as set forth in the Declaration); under the Delaware Trust Act and the Declaration, the issuance of the Trust Preferred Securities is not subject to preemptive rights.

(iv) Assuming the Declaration has been duly authorized by the Company and has been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, and is enforceable against the Company and the Regular Trustees, in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

(v) The issuance by the Trust of the Trust Securities in exchange for the Notes and the consummation by the Trust of the transactions contemplated by the Declaration do not violate any of the provisions of the Certificate of Trust or the Declaration or any applicable Delaware law or administrative regulation.

(vi) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval consent, license, order, registration, qualification or decree of, or with any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion) is necessary or required to be obtained by the Trust solely in connection with the offering or delivery of the Trust Preferred Securities.

(h) Emmet Marvin & Marvin shall have furnished to the Remarketing Agents its written opinion, as counsel to The Bank of New York, as Property Trustee, Guarantee Trustee, Indenture Trustee and Purchase Contract Agent, dated the

Remarketing Closing Date and addressed to the Remarketing Agents, in form and substance satisfactory to the Representative, to the effect that:

(i) Each of the Property Trustee, Guarantee Trustee, Indenture Trustee and Purchase Contract Agent, is a banking corporation duly incorporated under the laws of the State of New York with all necessary power and authority to execute and deliver and perform their respective obligations under the terms of the Declaration, the Guarantee Agreement, the Purchase Contract Agreement and the Pledge Agreement.

(ii) The execution, delivery and performance by the Property Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement and the execution, delivery and performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Declaration has been duly executed and delivered by the Property Trustee, the Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee and the Indenture has been duly executed and delivered by the Indenture Trustee, and each constitutes the valid and binding agreement of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Trust Preferred Securities have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iv) The execution, delivery and performance of the Declaration, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, and the Purchase Contract

Agreement and Pledge Agreement by the Purchase Contract Agent respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee, the Guarantee Trustee, the Indenture Trustee and the Purchase Contract Agent, respectively.

(v) No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee and the Indenture Trustee of the Declaration and the Guarantee Agreement, respectively, or for the execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

(i) Richards, Layton & Finger, P.A. shall have furnished to the Remarketing Agents its written opinion, with respect to The Bank of New York (Delaware), as Delaware Trustee, dated the Remarketing Closing Date and addressed to the Remarketing Agents, in form and substance satisfactory to the Representative, to the effect that:

(i) The Delaware Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under, the terms of the Declaration.

(ii) The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration constitutes the valid and binding agreement of the Delaware Trustee, and is enforceable against the Delaware Trustee, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

(iii) The execution, delivery and performance of the Declaration by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

(iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

(j) The Law Department of J.P. Morgan Trust Company, N.A. shall have furnished to the Remarketing Agents its written opinion, as counsel to J.P. Morgan Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, dated the Remarketing Closing Date and addressed to the Remarketing Agents, in form and substance satisfactory to the Representative, to the effect that:

(i) Each of the Collateral Agent, Custodial Agent and Securities Intermediary is duly incorporated as a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Pledge Agreement.

(ii) The execution, delivery and performance by the Collateral Agent, Custodial Agent and Securities Intermediary of the Pledge Agreement, and the authentication and delivery of the Units have been duly authorized by all necessary corporate action on the part of the Collateral Agent, Custodial Agent and Securities Intermediary. The Pledge Agreement has been duly executed and delivered by the Collateral Agent, Custodial Agent and Securities Intermediary, and constitutes the valid and binding agreements of the Collateral Agent, Custodial Agent and Securities Intermediary, enforceable against the Collateral Agent, Custodial Agent and Securities Intermediary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iii) The execution, delivery and performance of the Pledge Agreement by the Collateral Agent, Custodial Agent and Securities Intermediary does not conflict with or constitute a breach of the charter or by-laws of the Collateral Agent, Custodial Agent and Securities Intermediary.

(iv) No consent, approval or authorization of, or registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Collateral Agent, Custodial Agent and Securities Intermediary of the Pledge Agreement.

(k) The Company will furnish the Representative, on behalf of the Remarketing Agents, with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

(l) Cravath Swaine & Moore LLP, as counsel for the Remarketing Agents, shall have furnished to the Remarketing Agents such written opinion or opinions dated the Remarketing Closing Date, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus Supplement and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative.

Section 7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each of the Remarketing Agents and its directors and officers against any losses, claims, damages or liabilities, joint or several, to which such Remarketing Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Final Prospectus Supplement and the Remarketing Materials, as the case may be, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Remarketing Agent for any legal or other expenses reasonably incurred by such Remarketing Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Remarketing Agent through the Representative specifically for use therein and (ii) to any Remarketing Agent (or anyone controlling such Remarketing Agent), with respect to any preliminary prospectus or preliminary prospectus supplement, from whom the person asserting any such loss, claim, damage or liability purchased Securities, if a copy of the Final Prospectus Supplement and the Remarketing Materials, as the case may be (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto sufficiently in advance to permit delivery), was not delivered by or on behalf of such Remarketing Agent to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Prospectus Supplement and the Remarketing Materials, as the case may be (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) Each Remarketing Agent will, severally and not jointly, indemnify and hold harmless the Company and its directors and officers against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Final Prospectus

Supplement and the Remarketing Materials, as the case may be, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Remarketing Agent through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate stated liquidation amount of the remarketed Securities bear to the remarketing fees received by the Remarketing Agent under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), none of the Remarketing Agents shall be required to contribute any amount in excess of the amount by which the aggregate stated liquidation amount of the Remarketed Securities exceeds the amount of any damages which such Remarketing Agents has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Remarketing Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Remarketing Agent within the meaning of the Act; and the obligations of the Remarketing Agents under this Section shall be in addition to any liability which the respective Remarketing Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

Section 8. Resignation and Removal of a Remarketing Agent. Any Remarketing Agent may resign and be discharged from its duties and obligations hereunder by giving 60 days’ prior written notice to the Company, the Depositary and the Indenture Trustee. The Company or the Purchase Contract Agent on behalf of holders of the Trust Preferred Securities may remove any Remarketing Agent by giving 60 days’ prior written notice to the removed Remarketing Agent, the Depositary and the Indenture Trustee upon any of (i) such Remarketing Agent becoming involved as a debtor in a bankruptcy, insolvency or similar proceeding; (ii) such Remarketing Agent becoming subject to one or more legal restrictions preventing the performance of its obligations hereunder; or (iii) such Remarketing Agent determining that (A) there has been an occurrence of a material adverse change of the kind described under Section 6(b) or (B)

using its commercially reasonable best efforts, the Representative would be unable to consummate the Remarketing (or any Subsequent Remarketing) on the terms and in the manner contemplated in the Final Prospectus Supplement and the Remarketing Materials.

Notwithstanding any other provision in this Section 8, no such resignation nor any such removal shall become effective until the Company or the Purchase Contract Agent on behalf of holders of the Trust Preferred Securities shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company and Purchase Contract Agent, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. The provisions of Sections 4, 7, and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 9. Dealing in the Remarketed Trust Preferred Securities. Any Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Trust Preferred Securities. Such Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Trust Preferred Securities may be entitled to exercise or take pursuant to the Purchase Contract Agreement, the Declaration or the Indenture with like effect as if it did not act in any capacity hereunder. Such Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company or the Trust as freely as if it did not act in any capacity hereunder.

Section 10. Remarketing Agents’ Performance; Duty of Care; Supervising Obligations. The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of this Agreement, the Purchase Contract Agreement and the Declaration. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Agreement, the Purchase Contract Agreement or the Declaration. In the absence of bad faith on the part of a Remarketing Agent, such Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Purchase Contract Agreement or the Declaration as to the truth of the statements expressed in any of such documents. A Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agents, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Trust Preferred Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the bad faith or willful misconduct on its part. Each Remarketing Agent may, but shall not be obligated to, purchase Remarketed Trust Preferred Securities for its own account. If at any time during the term of this Agreement, any Event of Default under the Indenture or the Declaration, or any event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture or the Declaration, has occurred and is continuing under the Indenture or the Declaration, then the obligations and duties of the Remarketing Agents under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Indenture Trustee, the Purchase Contract Agent and the Regular Trustees to give the Remarketing Agents notice of all such defaults and events of which such trustee, agent or administrator is aware.

Section 11. Termination. This Agreement shall terminate as to a Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 8. In addition, the obligations of a Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 a.m., New York City time, on the Remarketing Date if, prior to that time, any of the conditions described in Section 6 are not satisfied.

Section 12. Notices. Except as otherwise stated herein, all statements, requests, notices and agreements hereunder shall be in writing, as follows:

(a) if to the Remarketing Agents, shall be delivered or sent by mail or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, 34th Floor, New York New York 10013, Attention: Legal Department (fax: 212-816-0949);

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to 870 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary (fax: 781-522-3332);

(c) if to the Trust, shall be delivered or sent by mail or facsimile transmission to 220 Continental Drive, Suite 112, Newark, DE 19713, Attention: Richard A. Goglia (fax: (781) 522-5831) and to the Company’s address as listed above in Section 12(b);

(d) if to the Property Trustee, shall be delivered or sent by mail; or facsimile transmission to The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration (fax: 212-815-5707);

(e) if to the Indenture Trustee, shall be delivered or sent by mail or facsimile transmission to The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration (fax: 212-815-5707); and

(f) if to the Collateral Agent or the Custodial Agent shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Trust Company, N.A., 1 Bank One Plaza, Suite IL1-0823, Chicago, Illinois 60670, Attention: Yolanda Ash (fax: 312-407-2088).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 13. Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agents, the Company to the extent provided in Section 7 hereof, the officers and directors of the Company and each person who controls the Company, or a Remarketing Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser or any of the Trust Preferred Securities from a Remarketing Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

Section 15. Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 18. Use of the Term Remarketing Agent. To the extent the term “Remarketing Agent” is used in the Transaction Agreements, such term shall be deemed to refer to Citigroup Global Markets Inc., as Representative of the Remarketing Agents.

Section 19. Limitation of Liability of the Purchase Contract Agent. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York, not individually or personally, but solely in its capacity as Purchase Contract Agent on behalf of the holders of Units and (b) nothing herein contained shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant contained herein.

Section 20. Power of Attorney. Each Remarketing Agent hereby constitutes and appoints the Representative the true and lawful attorney-in-fact of such Remarketing Agent, with full power and authority on behalf of and in the name, place and stead of such Remarketing Agent to sign in its name and on its behalf all documents related to the Remarketing, and to take all action with respect thereto, including any action in connection with the closing of the Remarketing.

Section 21. Entire Agreement. This Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Declaration constitute the only agreements relating to the matters stated herein and therein with respect to Remarketing.

If the foregoing correctly sets forth the agreement among the Company, the Purchase Contract Agent and the Remarketing Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Raytheon Company

By:	/s/ Richard A. Goglia
Vice President and Treasurer

The Bank of New York,
not in its individual capacity, but
solely as Purchase Contract Agent

By:	/s/ Kisha A. Holder
Assistant Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Stephen Edelman
Director

J.P. Morgan Securities Inc.

By:	/s/ Maria Sramek
Vice President

UBS Securities LLC

By:	/s/ Bruce J. Widas
Managing Director Capital Markets

Credit Lyonnais Securities (USA) Inc.

By:	/s/ Ronald S. Krolick
Managing Director

Lazard Frères & Co. LLC

By:	/s/ David R. McMillan, Jr.
Managing Director

The Royal Bank of Scotland plc

By:	/s/ David Hopkins

Schedule I

Remarketing Agents	Amount of Remarketing Fees (equal to percentage of total proceeds from the Remarketing)
Citigroup Global Markets Inc.	.0875%
JPMorgan Securities Inc.	.0500%
UBS Securities LLC	.0500%
Credit Lyonnais Securities (USA) Inc.	.0208%
Lazard Frères & Co. LLC	.0208%
The Royal Bank of Scotland plc	.0208%

.2500%